                                                                     EXHIBIT 10


          AMENDMENT No. 1 to the Agreement dated and entered into on the 15th day of October, 1993 (the "Agreement") between NEWMONT MINING CORPORATION, a Delaware corporation and NEWMONT GOLD COMPANY, a Delaware corporation (collectively known herein as "Newmont") and RONALD C. CAMBRE (the "Executive").

                              W I T N E S S E T H:

                 WHEREAS, the Executive remains in the employ of Newmont and the Executive and Newmont have agreed to this Amendment No. 1.

                 NOW, THEREFORE, in consideration of the premises and mutual agreements of the parties herein contained, it is agreed:

         (1). Paragraph 2(a) of the Agreement is hereby revised to read in its entirety as follows:

                          (a) Newmont will employ Executive for a period commencing on the Effective Date and ending either two years after Newmont delivers written notice to Executive of Newmont's intention to terminate this Agreement or the Executive's 62nd birthday, whichever is earlier ("Term of Employment"); provided, however, that commencing on January 1, 1998, and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Compensation Committee of Newmont shall have given written notice to the Executive that it does not wish to extend this Agreement.

         (2). Paragraph 4(vii) of the Agreement is hereby revised to read in its entirety as follows:

                          (vii) In addition to the pension benefits to be provided Executive under the Pension Plan of Newmont Gold Company and the Salaried Retirement Savings Plan of Newmont Gold Company, and in lieu of any benefits to Executive pursuant to the Pension Equalization Plan of Newmont, Executive shall receive in a lump- sum amount a non-qualified retirement benefit, payable within one year of Executive's termination of employment, equal to the following dollar amounts depending upon Executive's retirement date:

          Retirement
          Date                       Lump Sum Amount
          ----------                 ---------------
          10/1/97                    $1,555,000
          10/1/98                    $2,003,560
          10/1/99                    $2,500,163
          10/1/00                    $3,048,580
          10/1/01                    $3,511,418
          10/1/02                    $3,991,761
          10/1/03                    $4,488,424

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                 The actual lump-sum amount that the Executive will receive shall be determined by a straight-line interpolation method depending upon the month in which the Executive retires. For instance, if the Executive retires on May 5, 1998, he shall receive the lump-sum amount for 10/1/97 ($1,555,000) plus the difference between the lump-sum amount for 10/1/98 ($2,003,560) and the lump-sum amount for 10/1/97 ($1,555,000) divided by twelve ($37,380) and multiplied by the number of full months that elapsed between the Executive's retirement date and the previous October 1 (7 months x $37,380 = $261,660). Therefore, if the Executive retires on May 5, 1998 he would receive $1,816,660 ($1,555,000 + $261,660).


                 IN WITNESS WHEREOF, Newmont and the Executive have caused this Amendment No. 1 to the Agreement to be executed as of the 24th day of June, 1997.

                 NEWMONT MINING CORPORATION


                 By: /s/ Timothy J. Schmitt     Date:   6/24/97
                     --------------------------       -------------
                     Timothy J. Schmitt

                 NEWMONT GOLD COMPANY


                 By: /s/ Timothy J. Schmitt     Date:   6/24/97
                     --------------------------       -------------
                     Timothy J. Schmitt

                    /s/ RONALD C. CAMBRE        Date:   6/24/97
                 ------------------------------       -------------
                        RONALD C. CAMBRE